UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2025

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 W 35th Street, New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

212 Biscayne Blvd, Suite 253, Miami, Florida 33137

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	OTC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	OTC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, Brian Ferdinand, Interim Chief Executive Officer of LuxUrban Hotels Inc. (the “Company”), notified the Board of Directors (the “Board”) of his intention to transition to non-executive chairman from Interim Chief Executive Officer, effective following the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024. Mr. Ferdinand will continue to serve as non-executive chairman of the Board following his resignation as Interim Chief Executive Officer.

Mr. Ferdinand assumed the Interim Chief Executive Officer role on December 20th, 2024 in response to an urgent operational crisis following a failed joint venture at the request of the Board. This was not a position Mr. Ferdinand was seeking and was planned to be very short-term in nature. During his short tenure, he led a very aggressive financial and operational restructuring that included the reduction of approximately $15.5 million in liabilities, elimination of non-performing assets with general releases of liabilities while eliminating ongoing cash burn. In addition, resolution of key legal matters including the initiation of litigation that could recoup up to $7.0 million and preparation for the relaunch of Hotel 46 this summer. Mr. Ferdinand believes that the Company, with a substantially reduced footprint, much reduced payroll, and operating expenses with significantly reduced liabilities, will be able to sustain its current portfolio, achieve profitability in the near term, and look forward to future growth. Upon the filing of the 10-K and 2025 first quarter 10-Q, the Company will be in a position to capitalize on financing opportunities in front of it to further reduce its liabilities, perform on key settlements, and continue to gain operational traction. Mr. Ferdinand, has forgone any compensation and benefits to further reduce expenses and provide an operating runway for the company to achieve profitability.

The Company is not appointing a new Chief Executive Officer at this time, but the Board may in the future. The Company’s day-to-day operations will continue under the leadership of President Brandon Elster and Chief Financial Officer Mike James.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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